                                                                    EXHIBIT 4(c)

Form of IRC Section 408 Simplified Employee Pension Contract (VestMet)

as filed as Exhibit 1.A (4)(e) with Pre-Effective Amendment No. 1 to this Registration Statement on Form S-6 on December 19, 1984.

                               [LOGO] Metropolitan
                                      Insurance Companies

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions

Issue  Date                                    Contract Number
 08-01-84                                      123 456 789 VF

--------------------------------------------------------------------------------
Owner

                                    JOHN DOE

          /s/ Harry P. Kamen                    /s/ John J. Creedon
          -----------------                    -------------------
          Harry P. Kamen                       John J. Creedon
          Secretary                            President


     Multifunded Annuity

     Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

     ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

     10-Day Right to Examine Contract. Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

     See Table of Contents on back cover.

37VM.84

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                 Table of Values

                     Minimum Fixed Interest Account Balance

               For a Contract Without any Withdrawals or Transfers
                         From the Fixed Interest Account

    Basis: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                       at Beginning of Each Contract Year.

               Values are proportional for other purchase payments

                                                     Minimum
                    End of                        Fixed Interest
                    Contract                         Account
                     Year                            Balance
                     ----                            -------
                       1                           $ 1,030
                       2                             2,091
                       3                             3,184
                       4                             4,309
                       5                             5,468
                       6                             6,662
                       7                             7,892
                       8                             9,159
                       9                            10,464
                      10                            11,808
                      11                            13,192
                      12                            14,618
                      13                            16,086
                      14                            17,599
                      15                            19,157
                      16                            20,762
                      17                            22,414
                      18                            24,117
                      19                            25,870
                      20                            27,678
                      21                            29,537
                      22                            31,453
                      23                            33,426
                      24                            35,459
                      25                            37,553

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

             Description of Investment Division of Separate Account


THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolios to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed income, high-quality debt securities.

DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

     The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section 111 only to the Separate Account.


                                   Section I
                          Understanding This Contract


This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  Definitions

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6.)

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               Purchase Payments

When Payable and Credited--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j)) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                     (Continued on reverse side)
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

     (1)  the amount is less than $250 or more than $50,000; or

     (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

Where Payable--Purchase payments are payable at our Designated Office.

Allocation of Purchase Payments--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request.

 Allocations must be in whole number percentages.

                                    Benefits

Retirement Benefit--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

Death Benefit--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

Dividends-- Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. however, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

Cash Withdrawal Values--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.


                         Withdrawals From Your Accounts

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:


     (a)  provide you with an income plan as a retirement benefit.

     (b)  provide your beneficiary with a death benefit.

     (c) make payment to you or to another funding vehicle established pursuant to Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

     (d)  make a transfer to the Fixed Interest Account, or to


                                                   (Continued on following Page)
          the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

     (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

     (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

     (b)  if you die before the date specified, we will not make the withdrawal.

     (c) any other withdrawals taking effect before the date specified will be made first.

     (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

     (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

     (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

     (g) if the withdrawal is to pay an Administrative Charge or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                             Early Withdrawal Charge

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

     (a) if your contract has been in force for more than 7 full contract years.

     (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

     (c)  to a withdrawal if:

          (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

          (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.


     (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

                                                     (Continued on reverse side)
          for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

Amount of Early Withdrawal Charge--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

     (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge multiplied by

     (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal
Charge from the remaining fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

     (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

     (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of withdrawal:


Your Full Years of
Contract Participation
At Withdrawal             Column I         Column II
-------------             --------         ---------
less than 3                .07                1.07
3 but less than 4          .06                1.06
4 but less than 5          .05                1.05
5 but less than 6          .04                1.04
6 but less than 7          .02                1.02
7 or more                  .00                1.00


Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

Your Age
(Last Birthday)
At Withdrawal            Column I           Column II
--------------------     --------           ---------
69 or over                 .00                1.00
   68                      .01                1.01
   67                      .02                1.02
   66                      .03                1.03
   65                      .04                1.04
   64                      .05                1.05
   63                      .06                1.06


Administrative Charges

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

                               General Provisions

The Contract--This Contract includes any riders and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

Tax-Qualified Status--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions including refund of purchase payments without your consent if necessary to keep it qualified.

Ownership--As owner you may exercise all rights under your Contract while you are alive.

Assignment--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is non-forfeitable.

Beneficiary--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die we will pay them in equal shares unless you have chosen otherwise.

How to Change the Beneficiary--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

Age and Sex--If your date of birth or sex as shown in your application for this Contract is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age and sex. Any overpayment or underpayment together with interest at 6%, will be deducted from or added to, respectively, future payments.

Limitation on Sales Representative's Authority--No sales representative or other person except our President, a Vice President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

Communications--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

Annual Reports--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.


Incontestability-- We will not contest the validity of your Contract.

Termination--We have the right to withdraw your entire Account Balance less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                   Section II
                             Fixed Interest Account

Subparts of the Fixed Interest Account--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.


On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most
                                                     (Continued on reverse side)

                                   Section II
                       Fixed Interest Account (Continued)


recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

Interest Credited to the Fixed Interest Account--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                   Section III
                                Separate Account

  Definitions

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

Separate Account--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.


The Separate Account will be valued at the end of each Valuation Period.

Maintenance of the Separate Account--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an accumulation Units in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

Valuation of Investment Divisions--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

                                   Section III
                          Separate Account (Continued)

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

     (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

     (2) We then divide the amount in section (1 ) by the net asset value per investment company share at the end of the preceding Valuation Period.

     (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

Deferment--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

Right to Make Changes--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

     o To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

     o To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

     o To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

     o To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

     o To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

     o To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.


                                   Section IV
                             Optional Income Plans

Definitions

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

Choice of Income Plans--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table a (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.


                                                     (Continued on reverse side)

                                   Section IV
                        Optional Income Plans (Continued)


Duration of Income Plans--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

     (i)  the Annuitant's life, if a single life income plan is chosen.

     (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

     (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

Proof of Living--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

Supplementary Contract--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.


                              Non Life Income Plan

Option A Term Certain Income Plan--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and of neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

                               Life Income Plans

Option B -Single Life Income Plan--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

Option B1 Term Certain and Single Life Income Plan-- We will make monthly payments from the date the income starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.


Option C Joint and Survivor Life Income Plan--You and Your Spouse--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

--------------------------------------------------------------------------------
                             Optional Income Tables
                       Option A--Term Certain Income Plan

                               Guaranteed Minimum
                      Monthly Income Payment per $1,000 of
                    Consideration if Term Certain Period is:

--------------------------------------------------------------------------------
             10 Years             15 Years            20 Years
              $9.37                $6.70                $5.37
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Option B--Single Life Income Plan
--------------------------------------------------------------------------------
      Annuitant's                               Guaranteed Minimum
     Age on Date                              Monthly Income Payment
  Income Plan Starts                         per $1,000 of Consideration
--------------------------------------------------------------------------------
                                        Males                         Females
        55                              $4.02                          $3.69
        56                               4.09                           3.75
        57                               4.16                           3.81
        58                               4.24                           3.87
        59                               4.32                           3.93
        60                               4.40                           4.00
        61                               4.49                           4.07
        62                               4.58                           4.14
        63                               4.68                           4.22
        64                               4.79                           4.31
        65                               4.90                           4.40
        66                               5.02                           4.49
        67                               5.15                           4.60
        68                               5.29                           4.71
        69                               5.44                           4.82
        70                               5.59                           4.94
--------------------------------------------------------------------------------

               On request, we will furnish rates not shown above.

--------------------------------------------------------------------------------
Option B1--Term Certain and Single Life Income Plan-- Male
--------------------------------------------------------------------------------
Annuitant's Age                     Guaranteed Minimum Monthly Income Plan
 on Date                             Payment per $1,000 of Consideration if
Income Plan Starts                       Term Certain Period is:
--------------------------------------------------------------------------------
                                10 Years              15 years          20 Years
                             ---------------------------------------------------
        55                       $3.98                $3.84             $3.87
        56                        4.05                 4.00              3.93
        57                        4.12                 4.06              3.98
        58                        4.19                 4.13              4.04
        59                        4.26                 4.19              4.10
        60                        4.34                 4.26              4.15
        61                        4.42                 4.34              4.21
        62                        4.51                 4.41              4.28
        63                        4.60                 4.49              4.34
        64                        4.70                 4.57              4.40
        65                        4.80                 4.66
        66                        4.90                 4.75
        67                        5.02                 4.84
        68                        5.13                 4.93
        69                        5.26                 5.03
        70                        5.39                 5.12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Option B1--Term Certain and Single Life Income Plan--
Female
--------------------------------------------------------------------------------
   Annuitant's Age                  Guaranteed Minimum Monthly Income Plan
      on Date                         Payment per $1,000 of Consideration if
  Income Plan Starts                    Term Certain Period is:
--------------------------------------------------------------------------------
                                 10 Years             15 Years         20 Years
--------------------------------------------------------------------------------
        55                       $3.68                $3.66             $3.63
        56                        3.73                 3.71              3.68
        57                        3.79                 3.76              3.73
        58                        3.85                 3.82              3.78
        59                        3.91                 3.88              3.83
        60                        3.97                 3.94              3.89
        61                        4.04                 4.00              3.94
        62                        4.11                 4.07              4.00
        63                        4.19                 4.14              4.06
        64                        4.27                 4.21              4.12
        65                        4.35                 4.29              4.19
        66                        4.44                 4.37              4.26
        67                        4.54                 4.45              4.32
        68                        4.64                 4.54
        69                        4.74                 4.63
        70                        4.85                 4.72
--------------------------------------------------------------------------------

On request, we will furnish values not shown above

--------------------------------------------------------------------------------
Option C Joint and Survivor Life Income Plan--Male
--------------------------------------------------------------------------------
                             Guaranteed Minimum Monthly Income Plan
                             Payment to you per $1,000 of Consideration
  Age on Date of             if percentage of Monthly Income
    Purchase*                Payment Payable to Surviving Spouse is:

--------------------------------------------------------------------------------
                           50%       66 2/3%          75%             100%
--------------------------------------------------------------------------------
  55 and 60               $3.76       $3.67          $3.62           $3.49
  60 and 55                3.92        3.76           3.68            3.44
  60 and 60                4.00        3.87           3.80            3.60
  60 and 65                4.07        3.96           3.91            3.74
  65 and 60                4.29        4.09           3.99            3.68
  65 and 65                4.38        4.21           4.12            3.86
  70 and 65                4.79        4.52           4.38            3.98
  70 and 70                4.92        4.69           4.58            4.24
--------------------------------------------------------------------------------

* In each pair of ages, the first age is your age and the second age is your spouse's.
--------------------------------------------------------------------------------
On request we will furnish rates not shown above
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Option C--Joint and Survivor Life Income Plan--Female
--------------------------------------------------------------------------------
                            Guaranteed Minimum Monthly income Plan
                            Payment to you per $1,000 of Consideration
  Age on Date of            if percentage of Monthly Income
   Purchase*                Payment Payable to Surviving Spouse is:
--------------------------------------------------------------------------------
                         50%          66 2/3%           75%           100%
--------------------------------------------------------------------------------
  55 and 60             $3.57          $3.52           $3.50          $3.44
  60 and 55              3.75           3.66            3.62           3.49
  60 and 60              3.80           3.73            3.70           3.60
  60 and 65              3.84           3.79            3.76           3.68
  65 and 60              4.07           3.96            3.91           3.74
  65 and 65              4.13           4.04            4.00           3.86
  70 and 65              4.50           4.35            4.28           4.06
  70 and 70              4.59           4.47            4.42           4.24
--------------------------------------------------------------------------------

* In each pair of ages, the first age is your age and the second age is your spouse's.
--------------------------------------------------------------------------------
On request, we will furnish rates not shown above.

                                     Notice

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order Of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

Voting for Directors

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company, One Madison Avenue, New York, New York 10010 Countersigned and Delivered _____________________19___ By _______________


                                Table of Contents

                                                                         Page
Table of Values                                                           3
Description of Investment
    Divisions of Separate
       Account                                                            4

Understanding This
      Contract                                                            5

Definitions                                                               5

Purchase Payments                                                         5
      When Payable and Credited                                           5
      Where Payable                                                       6
      Allocation of
       Purchase Payments                                                  6

Benefits                                                                  6
      Retirement Benefit                                                  6
      Death Benefit                                                       6
      Dividends                                                           6
      Cash Withdrawal Values                                              6

Withdrawals From Your
      Accounts                                                            6

Early Withdrawal Charge                                                   7
      Amount of Early
       Withdrawal Charge                                                  8

 Administrative Charges                                                   8

 General Provisions                                                       9
    The Contract                                                          9
    Tax-Qualified Status                                                  9
    Ownership                                                             9
    Assignment                                                            9
    Beneficiary                                                           9
    How to Change
      the Beneficiary                                                     9
    Age and Sex                                                           9
    Limitation on Sales
      Representative's Authority                                          9
    Communications                                                        9
    Annual Reports                                                        9
    Incontestability                                                      9
    Termination                                                           9

 Fixed Interest Account                                                   9
    Subparts of the Fixed
      Interest Account                                                    9
 Interest Credited to the
    Fixed Interest Account                                               10

 Separate Account                                                        10
    Definitions                                                          10
    Separate Account                                                     10
    Maintenance of the
       Separate Account                                                  10

 Valuation of Investment
    Divisions                                                            10
 Deferment                                                               11
    Right to Make Changes                                                11

 Optional Income Plans                                                   11
    Definitions                                                          11
    Choice of Income Plans                                               11
    Duration of Income Plans                                             12
    Proof of Living                                                      12
    Supplementary Contract                                               12
 Non Life Income Plan                                                    12
  Option A Term Certain
        Income Plan                                                      12

 Life Income Plans                                                       12
    Option B Single Life
        Income Plan                                                      12
    Option B1 Term Certain and
        Single Life Income Plan                                          12
    Option C Joint and Survival
        Life Income Plan--
        You and Your Spouse                                              12
    Optional Income Tables                                               13
        Option A                                                         13
        Option B                                                         13
        Option B1                                                        13
        Option C                                                         14



Multifunded Annuity

     Purchase payments are flexible. Benefits depend among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-84

                                                         EXHIBIT (4) (c) (i) (A)

Filed with post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
      will pay the benefits of this contract according to its provisions


                         MULTIFUNDED ANNUITY CONTRACT
              A Flexible Payment Deferred Annuity Contract which:
                      o  Includes A Cash Withdrawal Value
                      o  Includes A Monthly Life Annuity
                      o  Provides A Death Benefit Prior to Retirement
                      o  Is Not Eligible for Dividends


--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS

  NUMBER                                                      S123456789

  CONTRACT DATE                                               MARCH 15, 1990

  OWNER                                                       JOHN SMITH
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:
     o    Division 1     Growth Division
     o    Division 2     Income Division
     o    Division 3     Diversified Division
     o    Division 4     Aggressive Growth Division
     o    Division 5     Stock Index Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

                       10-DAY RIGHT TO EXAMINE CONTRACT

You may return this contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be cancelled from its contract date. We will refund any deposits you have made into the contract:

                          Cover Page

38VM-90 (IRA-l)

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
CONTRACT SPECIFICATIONS....................................................COVER

10-DAY RIGHT TO EXAMINE CONTRACT...........................................COVER

SECTION 1--DEFINITIONS.........................................................3

SECTION 2--GENERAL.............................................................5

  A.  Standard Provisions......................................................5
      -------------------
      *    Is this my entire contract and may it be contested?.................5
      *    Does this contract qualify as an Individual
           Retirement Annuity?.................................................5
      *    How can this contract be changed?...................................5
      *    Are dividends payable under this contract?..........................5
      *    How can I get information about my contract and
           its value?..........................................................5
      *    How should I notify Metropolitan?...................................5
      *    May I assign this contract, or use its value as
           collateral for a loan?..............................................6

  B.  Deposits.................................................................6
      --------
      *    When and where may annuity deposits be made?........................6
      *    How much money can be deposited under my contract?..................6
      *    When are deposits credited to my account?...........................6
      *    How are deposits allocated?.........................................6
      *    Can my contract be cancelled if deposits are not made?..............7

  C.  Transfers................................................................7
      ---------
      *    Can money be transferred between accounts?..........................7

  D.  Administrative Fees......................................................7
      -------------------
      *    Are administrative fees deducted from my
           contract?...........................................................7

  E.  Cash Withdrawals.........................................................8
      ----------------
      *    Can I make cash withdrawals.........................................8
      *    Is there a charge for making a withdrawal?..........................8
      *    Example of a partial withdrawal.....................................9
      *    Example of a full withdrawal........................................9

  F.  Changes to Beneficiaries.................................................9
      ------------------------
      *    May the beneficiary be changed?.....................................9

38VM-90 (IRA-1)                        1

  G.  Death Benefits.........................................................10
      --------------
      *    What happens if I die before income payments
           start?............................................................10
      *    How is the death benefit calculated?..............................10

SECTION 3--FIXED INTEREST ACCOUNT............................................11
      *    How is interest credited to my Fixed Interest
           Account?..........................................................11

SECTION 4--SEPARATE ACCOUNT..................................................12
      *    What is the Separate Account?.....................................12
      *    How does the Separate Account operate?............................12
      *    Can the Separate Account be changed?..............................13

SECTION 5--INCOME PAYMENTS...................................................14
      *    Can Metropolitan guarantee me income as long as I
           live?.............................................................14
      *    Can I arrange for a specific income plan for my
           beneficiary to take effect after I die?...........................14
      *    What happens if I dies after income payments
           start?............................................................14
      *    How are income payments that are guaranteed
           for life calculated?..............................................15

TABLE OF VALUES..............................................................17

NOTICE.......................................................................18

38VM-90 (IRA-1)                        2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in My Contract mean?
------------------------------------------

"Account Balance"        It is the entire amount we hold under this contract for
                         you.

"Accumulation Unit"      The unit of measurement used in determining the value
                         of amounts held in the investment divisions of the Separate Account.

"Beneficiary"            The person or persons you name to receive death
                         proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"  Your account balance less any withdrawal charges.

"Code" The Internal Revenue Code as it now exists or is later amended.

"Contract Year"          Contract year is measured from the contract date and
                         continues for 12 months. Each new contract year begins on the anniversary date. For example, if the contract date is May 15, 1995, the first contract year ends May
                         14, 1996 and the second contract year begins May 15, 1996. The contract anniversary will be May 15th.

"Deposits"               Your payments to us under this annuity contract.

"Deposit Year"           For any deposit into the Fixed Interest Account, the
                         initial period during which a declared interest rate is credited on that deposit and each following one year period.

"Designated Office"      The administrative office servicing your contract. It
                         is, currently, the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison

38VM-90 (IRA-1)                        3

                         Avenue, New York, N.Y. 10010. If we change it, we will tell you.

"Fund" The Metropolitan Series Fund Inc., which is a mutual Fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"   Each investment division is part of the Separate
                         Account and invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

"We", "Us", and "Our"    Metropolitan Life Insurance Company.

"You", "Your", "Me",     The owner of the contract.  The person who may
"My" or "I"              exercise all rights under this contract.

38VM-90 (IRA-1)                        4

                              SECTION 2--GENERAL
                              ------------------

A.  STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This contract together with any riders and endorsements included in it make up your entire contract with us. This contract will be established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this contract

Does this contract qualify as an Individual Retirement Annuity?
---------------------------------------------------------------

This contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the contract as required by the code and applicable Treasury Regulations. We may amend this contract and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How can this contract be changed?
---------------------------------

A change or waiver of any provision in this contract may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this contract?
------------------------------------------

No, dividends are not paid under this contract.

How can I get information about my contract and its value?
----------------------------------------------------------

At least twice each contract year, before income payments start , we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

38VM-90 (IRA-1)                        5

May I assign this contract, or use its value as collateral for a loan?
----------------------------------------------------------------------

No. Your rights under this contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while the annuitant is alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my contract?
--------------------------------------------------

We will accept under your contract each amount you deposit up to the $2,000 annual amount limitation of the code to provide an Individual Retirement Annuity pursuant to Section 408(b) of the Code. If this contract is a Simplified Employee Pension pursuant to Section 408(k) of the code, we will accept deposits permitted under Section 408(j) of the code. We will also accept: (i) each amount you direct to have transferred to your account balance from another
Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under Section 408(d)(3) of the code; (iii) rollover contributions from a qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3) and 409(b)(3)(C)
of the code. We will also accept additional deposits, if the annual amount limitation in the code should increase or if other types of deposits are or become permitted by the code.

The 1ifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the contract date.

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest

38VM-90 (IRA-1)                        6

Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my contract be cancelled if deposits are not made?
------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this contract by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between accounts?
------------------------------------------

Yes. You can make an unlimited number of transfers by telling us.

If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as a return of the same money (whether or not it really is). Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as if it were a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

D.  ADMINISTRATIVE FEES

Are administrative fees deducted from my contract?
--------------------------------------------------

At the end of the month in which a contract year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis. If your Fixed Interest Account balance is less than $20 at the end of the contract year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the contract year your contract ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is

38VM-90 (IRA-1)                           7
deducted to the contract anniversary. If we do so, we will tell you in advance.

E.  CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a partial withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and earnings on those deposits on a "first-in, first-out"
(FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

               -----------------------------------------------
                      During Deposit Year
                  1    2    3    4    5     6     7   8&
                                                      Beyond
                  7%   6%   5%   4%   3%    2%    1%  0%
               -----------------------------------------------

As part of your first withdrawal in a contract year you may withdraw up to 10% of your account balance without a withdrawal charge. If your first withdrawal in a contract year is for more than 10% of the account balance, a withdrawal charge, if applicable, will be imposed on the excess. Other withdrawals made in the same contract year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

No withdrawal charge will apply:

(a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

(b) To any withdrawal made to provide income payments for life, or for a period of five years or more if payments cannot be accelerated.

(c)  To any withdrawal made after your death.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).


For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the

38VM-90 (IRA-1)                        8
resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a contract year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5240.86 (the $900 free of charge; plus $4,340.86 computed by taking the other $4,100 of the requested withdrawal amount and dividing the deposits (assumed to be $3,200) by.93, i.e., 100% minus 7%, and adding the interest earned on those deposits).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a contract year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

F.  CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

38VM-90 (IRA-1)                        9

G.  DEATH BENEFITS

What happens if I die before income payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this contract as owner.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent Beneficiary will be divided equally among them, unless you tell us otherwise. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:

1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or

2.   The total deposits made less any partial withdrawals, or

3. The highest account balance as of the end of the calendar year in which any prior quinquennial contract anniversary occurs, less any subsequent partial withdrawals.

38VM-90 (IRA-1)                        10

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the contract date. Interest will be credited on each deposit until the earliest of:
(a) your death, (b) the date it's withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and the interest on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

38VM-90 (IRA-1)                       11

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account.   The Separate Account will not be
charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds , etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed.000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

38VM-90 (IRA-1)                       12
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

o To substitute, for the Fund share held in any portfolio, the shares of another class of the Fund or the shares of another Fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

38VM-90 (IRA-1)                       13

                          SECTION 5-- INCOME PAYMENTS
                          ---------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the contract date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the contract date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

For contracts issued pursuant to Section 408(b), if your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age and sex. For contracts issued pursuant to Section 408(k), if your date of birth is not correct on the application for your contract, we will adjust the income payments to agree with your correct age.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the

38VM-90 (IRA-1)                       14
guaranteed period, depending on the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. Such values are at least as high as that state requires.

38VM-90 (IRA-1)                       15

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balances

    For a contract without any withdrawals from the Fixed Interest Account.

      BASIS:    $1,000 Annual Deposit Allocated to Fixed Interest Account
                    at the Beginning of each Contract Year

            Values are not proportional for other deposit amounts.

                     ----------------------------------
                      End Of                Minimum
                     Contract           Fixed Interest
                       Year             Account Balance
                     ----------------------------------
                         1                  $1,010.00
                         2                  $2,050.30
                         3                  $3,121.81
                         4                  $4,225.46
                         5                  $5,362.23
                         6                  $6,533.09
                         7                  $7,739.09
                         8                  $8,981.26
                         9                 $10,260.70
                        10                 $11,578.52
                        11                 $12,935.87
                        12                 $14,333.95
                        13                 $15,773.97
                        14                 $17,257.19
                        15                 $18,784.90
                        16                 $20,358.45
                        17                 $21,979.20
                        18                 $23,648.58
                        19                 $25,368.04
                        20                 $27,139.08
                        21                 $28,963.25
                        22                 $30,842.15
                        23                 $32,777.41
                        24                 $34,770.73
                        25                 $36,823.86
                     ----------------------------------



On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. A $20 Administrative Fee has been deducted from the values as of the end of each contract year.

38M-90 (IRA-1)

                                    NOTICE

When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and contractholders. For details on how to vote, write to our Secretary at the designated office.


                         MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :

                o  Includes A Cash Withdrawal Value

                o  Includes A Monthly Life Annuity

                o  Provides A Death Benefit Prior to Retirement

                o  Is Not Eligible for Dividends


ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                     PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1


Countersigned by:______________________________________


Date:__________________

38VM-90 (IRA-l)                        18

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
      will pay the benefits of this contract according to its provisions

                          MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :

                      o   Includes A Cash Withdrawal Value

                      o   Includes A Monthly Life Annuity

                      o   Provides A Death Benefit Prior to Retirement

                      o   Is Not Eligible for Dividends

    ----------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS

     NUMBER                                          S123456789

     CONTRACT DATE                                   MARCH 15, 1990

     OWNER                                           JOHN SMITH
    ----------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:

     o     Division 1       Growth Division

     o     Division 2       Income Division

     o     Division 3       Diversified Division

     o     Division 4       Aggressive Growth Division

     o     Division 5       Stock Index Division

     o     Division 6       Money Market Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

                       10-DAY RIGHT TO EXAMINE CONTRACT

You may return this contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be cancelled from its contract date. We will refund any deposits you have made into the contract.

                                  Cover Page

38VM-90 (IRA-2)

                               TABLE OF CONTENTS
                               -----------------

                                                                                                 Page
                                                                                                 ----
CONTRACT SPECIFICATIONS.........................................................................Cover

10-DAY RIGHT TO EXAMINE CONTRACT................................................................Cover

SECTION 1--DEFINITIONS..............................................................................3

SECTION 2--GENERAL..................................................................................5

  A. Standard Provisions............................................................................5
     -------------------
     *     Is this my entire contract and may it be contested?......................................5
     *     Does this contract qualify as an Individual
           Retirement Annuity?......................................................................5
     *     How can this contract be changed?........................................................5
     *     Are dividends payable under this contract?...............................................5
     *     How can I get information about my contract and
           its value?...............................................................................5
     *     How should I notify Metropolitan?........................................................5
     *     May I assign this contract, or use its value as
           collateral for a loan?...................................................................6

  B. Deposits.......................................................................................6
     --------
     *     When and where may annuity deposits be made?.............................................6
     *     How much money can be deposited under my
           contract?................................................................................6
     *     When are deposits credited to my account?................................................6
     *     How are deposits allocated?..............................................................6
     *     Can my contract be cancelled if deposits are
           not made?................................................................................7

  C. Transfers......................................................................................7
     ---------
     *     Can money be transferred between accounts?...............................................7

  D. Administrative Fees............................................................................7
     -------------------
     *     Are administrative fees deducted from my
           contract?................................................................................7

  E. Cash Withdrawals...............................................................................8
     ----------------
     *     Can I make cash withdrawals..............................................................8
     *     Is there a charge for making a withdrawal?...............................................8
     *     Example of a partial withdrawal..........................................................9
     *     Example of a full withdrawal.............................................................9

  F. Changes to Beneficiaries.......................................................................9
     ------------------------
     *     May the beneficiary be changed?..........................................................9

38VM-90 (IRA-2)                        1

  G. Death Benefits.....................................................................................10
     --------------
     *     What happens if I die before income payments start?..........................................10
     *     How is the death benefit calculated?.........................................................10

SECTION 3--FIXED INTEREST ACCOUNT.......................................................................11
     *     How is interest credited to my Fixed Interest Account?.......................................11

SECTION 4--SEPARATE ACCOUNT.............................................................................12
     *     What is the Separate Account?................................................................12
     *     How does the Separate Account operate?.......................................................12
     *     Can the Separate Account be changed?.........................................................13

SECTION 5--INCOME PAYMENTS..............................................................................14
     *     Can Metropolitan guarantee me income as long as I live?......................................14
     *     Can I arrange for a specific income plan for my
           beneficiary to take effect after I die?......................................................14
     *     What happens if I die after income payments start?...........................................14
     *     How are income payments that are guaranteed for life calculated?.............................15

TABLE OF VALUES.........................................................................................17

NOTICE..................................................................................................18

38VM-90 (IRA-2)                        2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my contract mean?
------------------------------------------

"Account Balance"                  It is the entire amount we hold under this
                                   contract for you.

"Accumulation Unit"                The unit of measurement used in determining
                                   the value of amounts held in the investment divisions of the Separate Account.

"Beneficiary"                      The person or persons you name to receive
                                   death proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die.
                                   Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"            Your account balance less any withdrawal
                                   charges.

"Code" The Internal Revenue Code as it now exists or is later amended.

"Contract Year"                    Contract year is measured from the contract
                                   date and continues for 12 months. Each new contract year begins on the anniversary date.
                                   For example, if the contract date is May
                                   15, 1995, the first contract year ends May
                                   14, 1996 and the second contract year begins
                                   May 15, 1996. The contract anniversary will be May 15th.

"Deposits"                         Your payments to us under this annuity
                                   contract.

"Deposit Year"                     For any deposit into the Fixed Interest
                                   Account, the initial period during which a declared interest rate is credited on that deposit and each following one year period.

"Designated Office"                The administrative office servicing your
                                   contract. It is, currently, the Pension and Savings Center, Metropolitan Life Insurance
                                   Company, One Madison

38VM-90 (IRA-2)                        3

                                   Avenue, New York, N.Y. 10010. If we change it, we will tell you.

"Fund" The Metropolitan Series Fund Inc., which is a mutual Fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"             Each investment division is part of the
                                   Separate Account and invests in a
                                   corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

"We", "Us", and "Our"              Metropolitan Life Insurance Company.

You", "Your", "Me",                The owner of the contract. The person who may
"My" OR "I"                        exercise all rights under this contract.

38VM-90 (IRA-2)                        4

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This contract together with any riders and endorsements included in it make up your entire contract with us. This contract will be established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this contract.

Does this contract qualify as an Individual Retirement Annuity?
---------------------------------------------------------------

This contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the contract as required by the code and applicable Treasury Regulations. We may amend this contract and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How can this contract be changed?
---------------------------------

A change or waiver of any provision in this contract may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this contract?
------------------------------------------

No, dividends are not paid under this contract.

How can I get information about my contract and its value?
----------------------------------------------------------

At least twice each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

38VM-90 (IRA-2)                        5

May I assign this contract, or use its value as collateral for a loan?
----------------------------------------------------------------------

No. Your rights under this contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while the annuitant is alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my contract?
--------------------------------------------------

We will accept under your contract each amount you deposit up to the $2,000 annual amount limitation of the code to provide an Individual Retirement Annuity pursuant to Section 408(b) of the Code. If this contract is a Simplified Employee Pension pursuant to Section 408(k) of the code, we will accept deposits permitted under Section 408(j) of the code. We will also accept: (i) each amount you direct to have transferred to your account balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under Section 408(d)(3) of the code; (iii) rollover contributions from a qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3) and 409(b)(3)(C) of the
code. We will also accept additional deposits, if the annual amount limitation in the code should increase or if other types of deposits are or become permitted by the code.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the contract date.

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest

38VM-90 (IRA-2)                        6

Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my contract be cancelled if deposits are not made?
------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this contract by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between accounts?
------------------------------------------

Yes. Except as follows, you can make an unlimited number of transfers by telling us. The exception is that once each contract year up to 20% of the value of the Fixed Interest Account that is still subject to surrender charges may be transferred without surrender charge to one or more divisions of the Separate Account.

If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as a return of the same money (whether or not it really is). Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as if it were a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

D.  ADMINISTRATIVE FEES

Are administrative fees deducted from my contract?
--------------------------------------------------

At the end of the month in which a contract year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis. If your Fixed Interest Account balance is less than $20 at the end of the contract year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the contract

38VM-90 (IRA-2)                        7
year your contract ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

E.  CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a partial withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and earnings on those deposits on a "first-in, first-out"
(FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

               -------------------------------------------------
                              During Deposit Year
                   1    2     3     4    5    6    7    8 &
                                                        Beyond
                   7%   6%    5%    4%   3%   2%   1%    0%
               -------------------------------------------------

As part of your first withdrawal in a contract year you may withdraw up to 10% of your account balance without a withdrawal charge. If your first withdrawal in a contract year is for more than 10% of the account balance, a withdrawal charge, if applicable, will be imposed on the excess. Other withdrawals made in the same contract year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

No withdrawal charge will apply:

(a) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

(b) To any withdrawal made to provide income payments for life, or for a period of five years or more if payments cannot be accelerated.

(c) To any withdrawal made after your death.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by

38VM-90 (IRA-2)                        8

93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. As required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a contract year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5240.86 (the $900 free of charge; plus $4,340.86 computed by taking the other $4,100 of the requested withdrawal amount and dividing the deposits (assumed to be $3,200) by.93, i.e., 100% minus 7%, and adding the interest earned on those deposits).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a contract year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

F. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

38VM-90 (IRA-2)                        9

G. DEATH BENEFITS

What happens if I die before income payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this contract as owner.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent Beneficiary will be divided equally among them, unless you tell us otherwise. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other nonnatural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:

1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or

2.  The total deposits made less any partial withdrawals, or

3. The highest account balance as of the end of the calendar year in which any prior quinquennial contract anniversary occurs, less any subsequent partial withdrawals.

38VM-90 (IRA-2)                        10

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the contract date. Interest will be credited on each deposit until the earliest of:
(a) your death, (b) the date it's withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and the interest on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

38VM-90 (IRA-2)                        11

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
------------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed.000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

38VM-90 (IRA-2)                        12
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

0 To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

0 To substitute, for the Fund share held in any portfolio, the shares of another class of the Fund or the shares of another Fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

38VM-90 (IRA-2)                        13

                           SECTION 5--INCOME PAYMENTS
                           --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the contract date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the contract date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

For contracts issued pursuant to Section 408(b), if your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age and sex. For contracts issued pursuant to Section 408(k), if your date of birth is not correct on the application for your contract, we will adjust the income payments to agree with your correct age.

Can I arrange for a specific income plan for my beneficiary to take effect
--------------------------------------------------------------------------
after I die?
------------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the

38VM-90 (IRA-2)                        14
guaranteed period, depending on the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. Such values are at least as high as that state requires.

38VM-90 (IRA-2)                        15

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                TABLE OF VALUES

                    Minimum Fixed Interest Account Balances

    For a contract without any withdrawals from the Fixed Interest Account.

   BASIS:  $1,000 Annual Deposit Allocated to Fixed Interest Account at the
                        Beginning of each Contract Year

                 Values are not proportional for other deposit amounts.

                     ----------------------------------
                      End Of                Minimum
                     Contract           Fixed Interest
                       Year             Account Balance
                     ----------------------------------
                         1                  $1,010.00
                         2                  $2,050.30
                         3                  $3,121.81
                         4                  $4,225.46
                         5                  $5,362.23
                         6                  $6,533.09
                         7                  $7,739.09
                         8                  $8,981.26
                         9                 $10,260.70
                        10                 $11,578.52
                        11                 $12,935.87
                        12                 $14,333.95
                        13                 $15,773.97
                        14                 $17,257.19
                        15                 $18,784.90
                        16                 $20,358.45
                        17                 $21,979.20
                        18                 $23,648.58
                        19                 $25,368.04
                        20                 $27,139.08
                        21                 $28,963.25
                        22                 $30,842.15
                        23                 $32,777.41
                        24                 $34,770.73
                        25                 $36,823.86
                     ----------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. A $20 Administrative Fee has been deducted from the values as of the end of each contract year.

38M-90 (IRA-2)

                                    NOTICE
When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and contractholders. For details on how to vote, write to our Secretary at the designated office.

                         MULTIFUNDED ANNUITY CONTRACT
             A Flexible Payment Deferred Annuity Contract which :

                     o  Includes A Cash Withdrawal Value

                     o  Includes A Monthly Life Annuity

                     o  Provides A Death Benefit Prior to Retirement

                     o  Is Not Eligible for Dividends

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1


Countersigned by:__________________________________________


Date:_______________

38VM-90 (IRA-2)                        18